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                                                                    EXHIBIT 99.4

                    INSTRUCTION TO REGISTERED HOLDER AND/OR
                     DTC PARTICIPANT FROM BENEFICIAL OWNER
                                       OF
               8 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2003
                                       OF
                         CANANDAIGUA WINE COMPANY, INC.

                  TO REGISTERED HOLDER AND/OR DTC PARTICIPANT:

     The undersigned hereby acknowledges receipt of the prospectus dated ___________________, 199__ (the "Prospectus") of Canandaigua Wine Company, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange 8 3/4% Series C Senior Subordinated Notes due 2003 (the "Exchange Notes") for any and all of its outstanding 8 3/4% Series B Senior Subordinated Notes due 2003 (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

     $___________________________________________________.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     /___/ To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, (if any):

     $___________________________________________________.

     /___/ NOT to TENDER any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired by the undersigned pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) the undersigned has no arrangement or understanding with any person
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to participate in a distribution of such Exchange Notes, (iii) the undersigned is not engaged in and does not intend to engage in a distribution of such Exchange Notes and (iv) the undersigned is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver, and by delivering, a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                   SIGN HERE

Name of beneficial owner(s):____________________________________________________

Signature(s):___________________________________________________________________

Name(s) (please print):_________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________


Telephone Number:_______________________________________________________________

Taxpayer identification or Social Security Number:

________________________________________________________________________________

________________________________________________________________________________

Date:___________________________________________________________________________



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